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                                                                     Exhibit 3.5

                            ARTICLES OF INCORPORATION

                                       OF

                         ROMA BAR MANAGEMENT CORPORATION

         I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation, Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

         The name of the corporation is Roma Bar Management Corporation.

                                   ARTICLE II

         The period of its duration is perpetual.

                                   ARTICLE III

         The corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the Texas Business Corporation Act.

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                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares of common capital stock of the par value of One Dollar ($1.00) each.


                                    ARTICLE V

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received, which sum is not less than $1,000.00.

                                   ARTICLE VI

         The address of its initial registered office is 3200 RepublicBank Tower, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT Corporation Systems.

                                   ARTICLE VII

         The number of directors of this corporation shall be not less than two
(2) nor more than five (5), the exact number to be fixed from time to time in the manner provided in the Bylaws of the corporation. The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of

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the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

      Name                                        Address
      ----                                        -------
C. W. Murchison, Jr.                           1400 Expressway Tower
                                               Dallas, Texas  75206

Robert F. Murchison                            1400 Expressway Tower
                                               Dallas, Texas  75206

Kenneth F. Reimer                              1400 Expressway Tower
                                               Dallas, Texas  75206

Clint W. Murchison, III                        1400 Expressway Tower
                                               Dallas, Texas  75206

Burk C. Murchison                              1400 Expressway Tower
                                               Dallas, Texas  75206

                  The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the corporation or to adopt new Bylaws.

                  The name and address of the incorporator is:

                  Name                                   Address
                  William D. Moon                    2200 InterFirst One
                                                     Dallas, Texas  75202

                                  ARTICLE VIII

         All of this corporation's directors and officers and former directors and officers and all persons who may have served at this corporation's request as a director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor, shall be indemnified against expenses actually and necessarily incurred by

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them in connection with the defense of any threatened, pending or completed action, suit or proceeding in which they, or any of them, are made parties or a party, by reason of being or having been directors or officers or a director or officer of this corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct. The foregoing right to indemnity shall include reimbursement of the amounts and expenses paid or incurred in settlement thereof or a plea of nolo contendere (or other plea of substantially the same import and effect) in the opinion of counsel for this corporation appears to be in the interest of this corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or under any by-laws, agreement, vote of stockholders or otherwise.

                                   ARTICLE IX

         The right to accumulate votes in the election of directors, and/or cumulative voting by any shareholder is hereby expressly denied.

                                    ARTICLE X

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         No stockholder of this corporation shall, by reason of his holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issues shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds or other securities either in whole or in part to the existing shareholders of any class.

                                   ARTICLE XI

         No contract or other transaction between this corporation and any person, firm, association or corporation and

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no act of this corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in such person, firm, association or corporation as a director, stockholder, officer, employee, member or otherwise. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such director may be counted in determining the approval of any such contract, transaction or act. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the corporation or to any stockholder or creditor thereof for any loss incurred by this corporation under or reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

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                  IN WITNESS WHEREOF, I have hereunto set my hand, this 9th day of January, 1984.

                                       /s/ William D. Moon
                                       ----------------------------------------
                                       William D. Moon


THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

                  I, a Notary Public, do hereby certify that on this 9th day of January, 1984, personally appeared before me William D. Moon, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                       /s/ Carol Dorsey
                                       ----------------------------------------
                                       Notary Public in and for
                                       the State of Texas


( S E A L )

My Commission Expires:

      4/6/85
------------------------

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